EXHIBIT 99.2
Followap Inc.
Consolidated Financial Statements
December 31, 2005 and 2004

Followap Inc. and its Consolidated Subsidiaries
Consolidated Financial Statements as of December 31, 2005
Contents

Page

Report of Independent Auditors	2

Consolidated Balance Sheets	3-4

Consolidated Statements of Operations	5

Consolidated Statements of Changes in Shareholders’ Equity	6

Consolidated Statements of Cash Flows	7

Notes to the Consolidated Financial Statements	8-24

Report of Independent Auditors
To the Shareholders of
Followap Inc. and its Consolidated Subsidiaries
We have audited the accompanying consolidated balance sheets of Followap Inc. (the “Company”) and its subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the consolidated results of its operations and cash flows for each of the two years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.
/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global
February 7, 2007
Haifa, Israel

Followap Inc. and its Consolidated Subsidiaries
Consolidated Balance Sheets

In U. S. Dollars (in thousands)

		December 31,
	Note	2005	2004

Assets

Current assets
Cash and cash equivalents	3	$7,453	$7,070
Trade receivables		3,832	1,532
Accounts receivable	4	548	441

		11,833	9,043

Long-term assets
Severance pay fund		492	498
Long-term deposits	5	174	174

		666	672

Property and equipment, net	6	536	376

		$13,035	$10,091

Followap Inc. and its Consolidated Subsidiaries
Consolidated Balance Sheets

In U. S. Dollars (in thousands, except share data)

		December 31,
	Note	2005	2004
Liabilities and shareholders’ equity

Current liabilities
Trade payables	7	$725	$325
Accounts payable	8	2,049	1,110
Deferred revenue		3,447	6,860

		6,221	8,295

Long-term liabilities
Accrued severance pay		738	698
Deferred tax liability, net	12	746	453

		1,484	1,151

Liens, Commitments and Contingencies	9

Shareholders’ equity	10
Share capital —
Preferred A shares of $0.001 par value:
2,000,000 shares authorized, issued and outstanding as of December 31, 2005 and December 31, 2004, liquidation preference of approximately $2,875 as of December 31, 2005		2	2
Preferred B shares of $0.001 par value:
4,649,000 shares authorized, issued and outstanding as of December 31, 2005 and December 31, 2004, liquidation preference of approximately $13,382 as of December 31, 2005		5	5
Preferred B1 shares of $0.001 par value:
929,800 shares authorized, issued and outstanding at December 31, 2005 and December 31, 2004, liquidation preference of approximately $2,638 as of December 31, 2005		1	1
Preferred C shares of $0.001 par value:
5,377,391 shares authorized as of December 31, 2005; 4,963,746 shares issued and outstanding as of December 31, 2005, liquidation of preference of approximately $12,550 as of December 31, 2005		5	—
Ordinary shares of $0.001 par value:
22,000,000 shares and 15,804,379 shares authorized as of December 31, 2005 and December 31, 2004, respectively; 5,665,076 shares issued as of December 31, 2005 and December 31, 2004; 3,826,652 shares and 5,665,076 shares outstanding as of December 31, 2005 and December 31,2004, respectively.		4	6
Additional paid-in capital		27,227	15,241
Less treasury share at cost (1,838,424 shares as of December 31, 2005)		(3,998)	—
Accumulated deficit		(17,916)	(14,610)

		5,330	645

Total liabilities and shareholders’ equity		$13,035	$10,091

The accompanying notes are an integral part of the consolidated financial statements.

Followap Inc. and its Consolidated Subsidiaries
Consolidated Statements of Operations

In U. S. Dollars (in thousands)

		Year ended
		December 31,
	Notes	2005	2004

Revenues
License		$8,285	$1,163
Services		4,635	7,329

Total Revenues		12,920	8,492
Cost of revenues		1,751	1,445

Gross profit		11,169	7,047
Operating expenses
Research and development expenses		4,553	3,465
Sales and marketing expenses		7,123	3,750
General and administrative expenses		1,761	1,561

Total operating expenses		13,437	8,776

Operating loss		(2,268)	(1,729)
Financing expenses, net	11	628	31

Loss before taxes on income		(2,896)	(1,760)
Taxes on income	12	410	339

Net loss		$(3,306)	$(2,099)

The accompanying notes are an integral part of the consolidated financial statements.

Followap Inc. and its Consolidated Subsidiaries
Consolidated Statements of Changes in Shareholders’ Equity

In U.S. Dollars (in thousands)

						Additional			Total
	Preferred Shares				Ordinary	Paid-in	Treasury	Accumulated	Shareholder’s
	Series A	Series B	Series B1	Series C	Shares	Capital	Shares	Deficit	equity

Balance as of January 1, 2004	$2	$5	$1	$—	$6	$15,136	$—	$(12,511)	$2,639

Amortization of deferred stock compensation	—	—	—	—	—	89	—	—	89
Exercise of stock options	—	—	—	—		16	—	—	16
Net loss	—	—	—	—	—	—	—	(2,099)	(2,099)

Balance as of December 31, 2004	2	5	1	—	6	15,241	—	(14,610)	645
Issuance of preferred C Shares, net **	—	—	—	5	—	11,886		—	11,891
Purchase of treasury shares	—	—	—	—	(2)	—	(3,998)	—	(4,000)
Amortization of deferred stock compensation	—	—	—	—	—	100	—	—	100
Net loss	—	—	—	—	—	—	—	(3,306)	(3,306)

Balance as of December 31, 2005	$2	$5	$1	$5	$4	$27,227	$(3,998)	$(17,916)	$5,330

**	Net of issuance costs of $109.
The accompanying notes are an integral part of the consolidated financial statements.

Followap Inc. and its Consolidated Subsidiaries
Consolidated Statements of Cash Flows

In U. S. Dollars (in thousands)

	Year ended
	December 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(3,306)	$(2,099)
Adjustments required to reconcile net loss to net cash flows used in operating activities:
Depreciation	180	195
Capital loss (gain) in sale of property and equipment	1	(2)
Non-employees’ stock option compensation	100	89
Increase in liability for employee severance benefits, net	46	68
Increase in deferred tax liability, net	293	321
Increase in trade receivables	(2,300)	(501)
Increase in accounts receivable	(107)	(95)
Increase in trade payables	400	57
Increase in accounts payable	939	108
Increase (decrease) in deferred revenues	(3,413)	1,256

Net cash used in operating activities	(7,167)	(603)

Cash flows from investing activities:
Purchases of property and equipment	(343)	(180)
Proceeds from sales of property and equipment	2	5
Increase in long-term deposits	—	(7)

Net cash used in investing activities	(341)	(182)

Cash flows from financing activities:
Proceeds from issuance of preferred stock, net of issuance costs	11,891	—
Purchase of treasury stock	(4,000)	—
Exercise of stock options	—	16

Net cash provided by financing activities	7,891	16

Increase (decrease) in cash and cash equivalents	383	(769)
Cash and cash equivalents at the beginning of the year	7,070	7,839

Cash and cash equivalents at the end of the year	$7,453	$7,070

Supplemental disclosure of cash flow information:
Cash paid during the year for income taxes	$6	$17

Cash paid during the year for interest	$10	$14

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 1 — General
A.	Followap Inc. (the “Company”) was incorporated and registered in Delaware, USA in December 1999 and commenced operations in January 2000. The Company and its subsidiaries’ (the “Group”) activities consist of the development, marketing and sale of Mobile Instant Messaging Presence and Location (IMPL) platforms for mobile operators. The Company’s wholly owned subsidiaries include Followap R&D (2000) Ltd. in Israel, Followap GmbH in Germany and Followap Limited incorporated in September 2004, in the U.K.

B.	Over 90% of the Company’s revenues for the year ended December 31, 2005 and 2004 were derived from sales to one major customer and its affiliates.

C.	The high technology industry in which the Group is involved is highly competitive and is characterized by the risks of rapidly changing technologies. Penetration into the world market requires the investment of considerable resources and continuous development efforts. The Group’s future success is dependent upon several factors including the technological quality and price/performance of its products relative to those of its competitors. There can be no assurance that the Group will be able to maintain the high technological quality of its product or to continue to develop or market its new products effectively.
Note 2 — Significant Accounting Policies
The financial statements have been prepared in conformity with generally accepted accounting principles (GAAP) in the United States.

A.	Basis of presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The accounts of the subsidiaries are consolidated from the date of their inception. All significant intercompany balances and transactions have been eliminated upon consolidation.

B.	Use of estimates

The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

C.	Financial statements in U.S. Dollars

The Group’s functional and reporting currency is the U.S Dollar. The Group’s transaction and balances denominated in U.S. Dollars are presented at their original amount. The non- U.S. Dollar transactions and balances have been remeasured to dollars in accordance with Statement of Financial Accounting Standard No. 52. “Foreign Currency Translation”. All transactions gains and losses from the remeasurement of monetary balance sheet items denominated in non U.S. dollar currencies are reflected in the statements of operations as financing income or expenses, as appropriate.

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 2 — Significant Accounting Policies (continued)
D.	Cash equivalents

Cash equivalents include short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less.

E.	Allowance for doubtful debts

Allowances are provided on the basis of specific accounts whose collection is, in the opinion of management, doubtful.

As of December 31, 2005 and 2004, there were no accounts for which the collection was uncertain.

F.	Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual rates:

%
Computers and peripheral equipment	33
Office furniture and equipment	7-15
Test equipment	15
Leasehold improvements	over the term of the lease
The Company’s long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During 2005 and 2004 no impairment losses were recorded.

G.	Accounting for stock-based compensation:
1.	The Company has elected to follow Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”) and Interpretation No. 44 “Accounting for Certain Transactions Involving Stock Compensation” (“FIN 44”) in accounting for its employee stock option plans. Under APB 25, when the exercise price of the Company’s stock options is less than the market price of the underlying shares on the date of grant, compensation expense is recognized.

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 2 — Significant Accounting Policies (continued)
G.	Accounting for stock-based compensation (cont.):

The Company adopted the disclosure provisions of Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation — transition and disclosure”, which amended certain provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) to provide alternative methods of transition for an entity that voluntarily changes to the fair value-based method of accounting for stock-based employee compensation, effective as of the beginning of 2003. The Company continues to apply the provisions of APB No. 25 in accounting for stock-based compensation.

Pro forma information regarding net loss is required by SFAS No. 123 and has been determined as if the Company has accounted for its employee stock options under the minimum value method of that statement (which assumes an expected volatility of zero). The value of these options was estimated at the date of grant using the Black-Scholes Option Valuation Model, with the following weighted-average assumptions:

	For the year ended	For the year ended
	December 31,	December 31,
	2005	2004
Dividend yield	0%	0%
Expected volatility	0%	0%
Risk-free interest rate	4%	2.5%
Expected life	7.5 years	7.5 years
2.	The Company applies SFAS No. 123 and EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”) with respect to options and warrants issued to non-employees. SFAS No. 123 and EITF 96-18 require the use of an option valuation model to measure the fair value of the options.
H.	Research and development expenses

Research and development expenses are charged to the statement of operation as incurred.

I.	Revenue recognition

The Company derives its revenues from licenses and services, software subscriptions, support and consulting. License revenues consist of fees for perpetual licenses of the Company’s software products. Service revenues include maintenance and consulting revenues.

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 2 — Significant Accounting Policies (continued)
I.	Revenue recognition (cont.)

The Company recognizes revenues in accordance with Statement of Position No. 97-2, “Software Revenue Recognition, as amended (“SOP No. 97-2”). In addition, the Company has adopted Statement of Position No. 98-9, “Modification of SOP No. 97-2, Software Revenue Recognition with Respect to Certain Transactions” (“SOP No. 98-9”). SOP No. 98-9 requires that revenue be recognized under the “residual method” when Vendor Specific Objective Evidence (“VSOE”) of fair value exists for all undelivered elements and VSOE does not exist for all of the delivered elements.

Revenues from license fees are recognized when persuasive evidence of an arrangement exists, delivery of the product has occurred, the fee is fixed or determinable, and collectability is probable. The Company concluded that since it has only one major customer it does not have VSOE of fair value. As a result, revenues from license fees are recognized ratably over the period of the service agreement existing at date of acceptance.

Service revenues are recognized ratably on a straight-line basis over the maintenance terms or when services are performed. Maintenance arrangements provide technical customer support and the right to unspecified upgrades on a when-and-if basis. Revenues from other services are recognized as the services are delivered.

Deferred revenues include amounts received from customers for which revenues have not been recognized.

J.	Severance pay

The Company’s liability for severance pay is calculated pursuant to the agreements signed with its employees.

The Israeli subsidiary’s liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment, as of the balance sheet date. Employees in Israel are entitled to one month’s salary for each year of employment or a portion thereof. The Israeli subsidiary’s liability for all of its Israeli employees is provided by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Group’s balance sheet.

The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

Severance expenses for the years ended December 31, 2005 and 2004 amounted to $40 and $136, respectively.

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 2 — Significant Accounting Policies (continued)
K.	Concentrations of credit risk:

Financial instruments that potentially subject the Company and its subsidiaries to concentrations of credit risk consist principally of cash and cash equivalents.

The Company’s cash and cash equivalents are invested in major banks in Israel and the United States. Such deposits in the U.S. may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company’s investments are financially sound, and accordingly, minimal credit risk exists with respect to these investments.

The Company and its subsidiaries have no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

L.	Fair value of financial instruments:

The carrying amounts of the Company’s cash and cash equivalents, trade receivables, accounts receivables, trade payables and accounts payable, approximate their fair value due to the short-term maturity of such instruments.

M.	Income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). This Statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company will provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

N.	Impact of recently issued accounting standards
1.	On December 2004, the FASB issued Statement of Financial Accounting Standard No. 153, “Exchanges of Nonmonetary Assets,” an amendment of APB Opinion No. 29 (“SFAS 153”). The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions (“APB 29”), is based on the principle that exchanges of nonmonetary assets should be measure based on fair value of the assets exchanged. APB 29 included certain exceptions to that principle. SFAS 153 amends APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS 153 will not have a material effect on the financial position or results of operations of the Company.

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 2 — Significant Accounting Policies (continued)
N.	Impact of recently issued accounting standards (cont.)
2.	On December 16, 2004, the Financial Accounting Standards Board (FASB) issued Statement No. 123 (revised 2004), “Share-Based Payment” (“Statement 123R”), which is a revision of SFAS No. 123. Generally, the approach in Statement 123R is similar to the approach described in SFAS No. 123. However, SFAS No. 123 permitted, but did not require, share-based payments to employees to be recognized based on their fair values while Statement 123R requires all share-based payments to employees to be recognized based on their fair values. Statement 123R also revises, clarifies and expands guidance in several areas, including measuring fair value, classifying an award as equity or as a liability and attributing compensation cost to reporting periods.

Statement 123(R) requires nonpublic companies that used the minimum value method of measuring equity share options and similar instruments for either recognition or pro forma disclosure purposes under SFAS No. 123 to adopt its requirements prospectively to new awards and to awards modified, repurchased, or cancelled after the required effective date. Those entities shall continue to account for any portion of awards outstanding at the date of initial application using the accounting principles originally applied to those awards (either the minimum value method under SFAS No. 123 or the provisions of APB 25 and its related interpretive guidance).

In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment” (“SAB 107”). SAB 107 provides the SEC staff’s position regarding the application of Statement 123R, which contains interpretive guidance related to the interaction between Statement 123R and certain SEC rules and regulations, and also provides the staff’s views regarding the valuation of share-based payment arrangements for public companies.

The impact of adoption of Statement 123(R) and SAB 107 will depend on levels of share-based payments granted in the future. Since outstanding awards are to be accounted for based on principles originally applied to them (unless modified, repurchased, or cancelled after the required effective date) no resulting accounting effect is expected for such awards. The Company expects the adoption to result in the recognition of stock-based compensation expense of approximately $4.5 to $5.0 million for options granted during 2006.

The new Standard will be effective for the Company in the first fiscal year beginning after December 15, 2005.

3.	In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154 (“FAS 154”), “Accounting Changes and Error Corrections” — a replacement of APB No. 20, “Accounting Changes” and FAS No. 3, “Reporting Accounting Changes in Interim Financial Statement”. FAS 154 provides guidance on accounting for and reporting of accounting changes and error corrections.

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 2 — Significant Accounting Policies (continued)
N.	Impact of recently issued accounting standards (cont.)

APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. FAS 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable.

As of December 31, 2005, adoption of SFAS 154 will not have a material impact on the Company’s financial position or results of operations.
Note 3 — Cash and Cash Equivalents

	December 31
	2005	2004

New Israeli Shekels	$192	$154
U.S. Dollars	3,676	6,631
Other currency	3,585	285

	$7,453	$7,070

Note 4 — Accounts Receivable

	December 31
	2005	2004

Government institutions	$156	$141
Prepaid expenses	319	251
Short-term deposit	73	49

	$548	$441

Note 5 — Long-Term Deposits
The long-term deposits consist of prepaid car lease payments representing the last three months of the lease period, and mortgaged cash which is pledged to the bank in order to ensure payment by the Israeli subsidiary to the lessors for the rented offices which are guaranteed by the bank.

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 6 — Property and Equipment, Net

	December 31
	2005	2004

Cost:
Leasehold improvements	$68	$68
Computer equipment and software	1,200	871
Electronic equipment	123	121
Furniture and office equipment	87	78

	1,478	1,138
Accumulated depreciation	(942)	(762)

Net balance	$536	$376

Depreciation expense for the years ended December 31, 2005 and 2004 amounted to $180 and $195, respectively.
Note 7 — Trade Payables

	December 31
	2005	2004

Open accounts	$459	$197
Post-dated checks	266	128

	$725	$325

Note 8 — Accounts Payable

	December 31
	2005	2004

Accounts payable and accrued expenses	$216	$46
Accrued salaries and benefits	1,763	1,061
Tax authorities	70	3

	$2,049	$1,110

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 9 — Liens, Commitments and Contingencies
1.	Liens
a.	The Israeli subsidiary has registered charges on its bank account, as security for liabilities to the bank.

b.	The Israeli subsidiary has deposits in the amount of $100 used as collateral for bank letters to ensure lease agreement.
2.	Operating leases

The Company and its subsidiaries rent their facilities on a operating lease agreement.

Future minimum lease payments under operating leases as of December 31, 2005 are:

2006	$278
2007	59
2008	59
2009	59
2010	44

$499

Office rental expenses under the lease agreements for the years ended December 31, 2005, and 2004 amounted to $ 471 and $ 255, respectively.

The subsidiary in Israel furnished unconditional bank guarantees in the total amount of $49 to guarantee its performance under the terms of the lease agreements.

3.	Contingencies

The Company received certain benefits under the Law for Encouragement of Capital Investments, 1959. The entitlement to the above benefits is conditional upon the Company’s fulfilling the conditions stipulated by the above law, regulations published there under and the instruments of approval for the specific investments in “Approved Enterprise”. In the event of failure to comply with these conditions, the benefits may be cancelled and the Company may be required to refund the amount of the benefits, in whole or in part, including interest. In the opinion of the Company’s management, the Company is fulfilling the condition stipulated for receiving the benefits (see Note 12D(2)).

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands, except number of shares)
Note 10 — Share Capital
A.	Composition and capital issuance

	December 31, 2005		December 31, 2004
		Issued and		Issued and
	Authorized	outstanding	Authorized	outstanding
	Number of shares
Ordinary Shares of $0.001 each	22,000,000	*3,826,652	15,804,379	5,665,076

Series A Preferred Shares of $0.001 each	2,000,000	2,000,000	2,000,000	2,000,000

Series B Preferred Shares of $0.001 each	4,649,000	4,649,000	4,649,000	4,649,000

Series B1 Preferred Shares of $0.001 each	929,800	929,800	929,800	929,800

Series C Preferred Shares of $0.001 each	5,377,391	4,963,746	—	—

     * Issued — 5,665,076 shares; outstanding — 3,826,652 shares, see also (3) below
1.	Rights attached to shares:
A.	Dividends

The holders of shares of Series A Preferred, Series B Preferred, Series B1 Preferred and Series C Preferred shall be entitled to receive dividends, when and if declared by the Board of Directors, out of funds legally available therefore, with respect to Common Stock of the Corporation on an as-converted per share basis.

B.	Voting Rights

The holder of each Ordinary Share shall have one vote and the holder of each of the Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Shares could be converted.

C.	Conversion

The holders of each of the Preferred Shares have the right at any time to convert their shares into Ordinary Shares of $ 0.001 par value each, in the ratio of one Preferred Share to one Ordinary Share.

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 10 — Share Capital
A.	Composition and capital issuance (continued)
1.	Rights attached to shares (continued):

D.	Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, distributions to the stockholders shall be made in the following manner: first, each holder of Series C Preferred Shares, second each holder of Series B and B1 Preferred Shares, and third each holder of Series A Preferred Shares , shall be entitled to receive an amount equal to one time the original purchase price, adjusted for any recapitalization, stock combinations, stock dividends, stock splits and the like, plus interest of annual LIBOR plus two percent per annum from the date of issuance of such shares until the date of such distribution with respect to such shares, and, in addition, an amount equal to all declared but unpaid dividends on the preferred shares.

After payment of the preferred shares preference in full, all shareholders of the Company will participate, on a pro-rata and as-if-converted basis, in the distribution of any remaining assets of the Company.

E.	Other Rights

As long as the holders of all the preferred shares and are entitled to receive their preferred preference, the amounts to be distributed to the holders of each Preferred Series shall not exceed an aggregate amount equal to $34,900, $26,800, $4,850 and $4,850 for the Series C, B, B1 and A Preferred, respectively (“Cap Amounts”). In addition, in the event that upon a pro rata distribution of the assets of the Company, the holders of Preferred Series would be entitled to receive an amount equal to or greater than the Cap Amounts, then they shall not be entitled to the preferred preference, and they shall be entitled only to their pro rata share of all assets of the Company, provided however, that in such case the amount actually distributed to the holders of Preferred Series shall not be less than the Cap Amounts but may exceed the Cap Amounts.
2.	On May 3, 2005, the Company completed a private placement of 4,963,746 Preferred C shares, at a price of $2.41753 per share, and for an aggregate consideration of $ 6,000 to certain of the Company’s existing shareholders and an additional $ 6,000 to a new investor.

3.	In addition to the private placement mentioned above the Company purchased from one of its shareholders (a related party) 1,838,424 Ordinary shares in consideration for $4,000 which were presented as treasury shares.

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 10 — Share Capital
B.	Stock Options and warrants to customers and service providers
1.	In January 2000, the Company issued to a service provider options to purchase 70,000 Ordinary shares of $ 0.001 par value of the Company at an exercise price of $ 0.0714 per share. In January 2004 the service provider exercised his right to purchase ordinary shares of the Company in consideration to $5.

2.	In February 2004, the Company granted to a customer a warrant to purchase 60,000 Ordinary shares at an exercise price of $0.917 per share. This warrant is fully vested.

3.	During 2004 the Company granted options to purchase 230,150 Ordinary shares to consultants at an exercise price of $0.0015 per share. The options granted, vest on grant date up to a period of four years. The fair value of these options was estimated using Black-Scholes option-pricing model with the following weighted-average assumptions for 2004: risk-free interest rate of 2.5%, dividend yields of 0%, expected volatility of 60% and a weighted-average contractual life of the options of approximately 10 years. Compensation expenses of approximately $100 and $54 were recognized in the years ended December 31, 2005 and 2004, respectively. In 2005 no options were granted to consultants.
C.	Stock options to directors and employees

The Board of Directors of the Company adopted a plan to grant options to purchase Ordinary shares of the Company to officers, employees and directors of the Company. The options shall terminate within 10 years after the date of the grant.

A summary of the status of the stock options to employees and directors as of December 31, 2005 and 2004, and changes during the years ended on those dates, is presented below:

	December 31, 2005		December 31, 2004
		Weighted		Weighted
		average		average
	Number of	exercise	Number of	exercise
	Shares	price	Shares	price
Options unexercised at beginning of the year	2,535,812	$0.96	2,103,312	$0.85
Granted during the year	200,000	$1.69	508,000	$1.5
Exercised during the year	—	—	(15,000)	$0.8
Cancelled during the year	(246,500)	$1.5	(60,500)	$1.5

Options unexercised at end of the year	2,489,312	$0.97	2,535,812	$0.96

Exercisable by year end	1,763,812	$0.78	1,023,309	$0.69

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 10 — Share Capital
C.	Stock options to directors and employees (cont.)

The options were granted at an exercise price per share of $0.001- $1.72. The weighted average fair value per share of options granted during the years 2005 and 2004 was $1.69 and $1.505 respectively.

D.	Compensation expenses with respect to options granted to employees

The Company applies APB 25 and related interpretations in accounting for stock options granted to employees and directors of the Group. The number of shares is fixed at the date of grants. Accordingly, the difference between the fair value of the shares on the date of grant and the exercise price of such options is charged to statement of operations over the vesting period.

Had compensation expenses for stock options granted been determined based on the fair value at the grant dates, consistent with the method of SFAS No. 123, the effect on the results of operation for the years ended December 31, 2005 and 2004 would have amounted as follows:

	Year ended December 31,
	2005	2004

Net loss as reported	$(3,306)	$(2,099)
Deduct — stock-based compensation expense as reported (intrinsic value method)	—	—
Add — stock fair value based method of SFAS 123	(118)	(183)

Proforma net loss	$(3,424)	$(2,282)

Note 11 — Financing expenses, net

	Year ended December 31,
	2005	2004

Foreign currency translation differences	$722	$74
Interest income on deposits	(104)	(57)
Bank expenses	10	14

	$628	$31

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 12 — Taxes on Income
A.	Taxation

The Company is taxed under United States federal and state tax rules.

B.	Loss for tax purposes

The Company’s carryforward tax losses amounted to approximately $9.7 million as of December 31, 2005. Such losses are available to offset any future U.S. taxable income of the Company and will expire in the years 2021-2025.

C.	Income tax assessments

The Company and its subsidiaries have not been assessed for tax purposes since incorporation.

D.	Subsidiaries
1.	The subsidiaries of the Company are subject to tax laws in their countries of residence.

2.	Israeli income tax is computed on the basis of the Israeli subsidiary’s results in nominal New Israeli Shekels (“NIS”) determined for statutory purposes. The Israeli subsidiary is assessed for tax purposes under the Income Tax Law (Inflationary Adjustments 1985), the purpose of which is to prevent taxation of inflationary profits.

On May 2001, the Israeli subsidiary submitted a request to the Investment Center of the Ministry of Industry and Commerce (hereinafter “Investment Center”) for the approval of its investment program as an “Approved Enterprise” status under the alternative benefits method pursuant to the Israeli Tax Law. The benefit period deriving from the plan is due to end in 2007.

3.	The main benefits of which the Israeli subsidiary will be entitled, if the Israeli subsidiary implements all the terms of the approved program and the Israeli Tax Law, are the reduced tax rates on income deriving from an approved enterprise and reduced tax rates on dividends originating from this income. The income derived from an approved enterprise will be exempt from tax for a two year period, commencing on the date that taxable income is first generated by the approved enterprise (limited to the earlier of a maximum period of 12 years from the year of commencement of operations or 14 years from the year in which the approval letter was received), and will be subject to a reduced tax rate of 25% during the remaining tax benefits period (five years). The reduced tax rate and the remaining period are subject to the percentage of foreign shareholders.

Dividend distributions originating from the income of the Approved Enterprise will be subject to withholding tax at the rate of 25%, provided that the dividend is distributed during the period stipulated in the Law. If the Israeli subsidiary derives income from sources other than the approved enterprise during the relevant period of benefits, such income will be taxable at regular corporate tax rate. (See G below).

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 12 — Taxes on Income (continued)
E.	Composition

	Year ended December 31,
	2005	2004

Current tax	$103	$18
Previous years’ taxes	14	—
Increase in deferred tax liability, net	293	321

Taxes on income	$410	$339

F.	Deferred taxes

Deferred taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and such amounts for tax purposes.

Significant components of deferred tax assets and liabilities are as follows:

	December 31
	2005	2004
Carry forward losses and other	2,432	1,704
Less: valuation allowance	(2,432)	(1,704)

	—	—

Less:
Tax liability on exempt income from approved enterprise	(746)	(453)

Deferred tax liability, net	$(746)	$(453)

G.	Tax rates applicable to the income of the Israeli subsidiary

Until December 31, 2003, the regular tax rate applicable to income of companies (which are not entitled to benefits due to “approved enterprise”, as described above) was 36%. In June 2004, an amendment to the Income Tax Ordinance (No. 140 and Temporary Provision), 2004 was passed by the “Knesset” (Israeli parliament) and on July 25, 2005, another law was passed, the amendment to the Income Tax Ordinance (No. 147) 2005, according to which the corporate tax rate is to be progressively reduced to the following tax rates: 2004 — 35%, 2005 — 34%, 2006 - 31%, 2007 — 29%, 2008 — 27%, 2009 — 26%, 2010 and thereafter — 25%.

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 13 — Transactions with Related Parties

	Year ended December 31,
	2005	2004
Wages and related benefits	$1,140	$474

Note 14 — Subsequent events
A.	On August 16, 2006, the Company entered into an agreement with a lender for the extension of a line of credit to the Company for a year in an amount of up to $ 4,500. The loan bears annual interest at the rate of LIBOR + 4% that is to be paid on a quarterly basis. The loan will be repaid in one installment not later than the end of a year from the date the agreement is signed.

If during the six-month period from the date of the agreement, one of the events below shall occur, the Company will pay the lender an additional amount of $ 495:
1.	The agreement is cancelled by the Company, or

2.	The original shareholders as of the date the agreement will hold at least 50% of the Company’s share capital as a result of the sale of control in the Company, or a merger with another company.
Should none of the above events occur during the six-month period from the date of the agreement the Company will allocate Preferred C shares to the lender at no consideration, which shares shall provide the lender 1% of the Company’s issued and outstanding share capital.

In the framework of the agreement, the Company undertook to comply with financial covenants and additional stipulations and, in addition, to record a floating charge on all of its tangible and intangible rights and assets.

B.	On August 16, 2006, the Company’s board of directors approved the receipt of an additional credit of up to $1,000 from existing shareholders.

The credit shall be granted at the same terms as stated in Note 14a, including the issuance of Preferred shares relative to the credit amount to be received from the shareholders.

Followap Inc. and its Consolidated Subsidiaries
Notes to the Consolidated Financial Statements

In U. S. Dollars (in thousands)
Note 14 — Subsequent events (continued)
C.	On November 27 2006, the Company was acquired by NeuStar, Inc. (NYSE: NSR), a provider of essential communications services to the global communications and Internet industry, for approximately $139 million in cash.

On November 27 2006, the Company cancelled its $5,500 credit agreements. NeuStar Inc repaid the loans together with all associated accrued interest and termination fees.